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                                                                     EXHIBIT 8.1




James Hardie N.V.
World Trade Center
Strawinskylaan 749
1077 XX Amsterdam


February 24, 1999


Dear Sirs,

You have requested our opinion regarding certain Netherlands tax consequences of an investment in the shares of Common Stock (the "Shares") of James Hardie N.V., a Netherlands corporation (the "Company"), acquired pursuant to an initial public offering (the "Offering") of the Shares in the United States.

In formulating our opinion as to the matters certified, we have examined such documents as we have deemed appropriate, including the Registration Statement
of the Company on Form F-1 dated                , filed with the Securities and
Exchange Commission pursuant to the Securities Act of 1933 (such Registration Statement being referred to hereinafter as the "Registration Statement"). Also, we have obtained such additional information as we have deemed relevant and necessary through consultation with various officers and representatives of the Company.

The terms of the Offering which are set forth in the Registration Statement are incorporated herein by reference.

Based upon the terms of the Offering as set forth in the Registration Statement, we confirm that the statements set forth under the headings "Taxation - United States Taxation - Credit of Foreign Taxes Withheld" and "Taxation - Netherlands Taxation" in the Registration Statement, to the extent that they constitute matters of Dutch tax law, summaries of Dutch tax matters or Dutch tax conclusions, constitute our opinion.
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We express no opinion as to any law other than the tax law of The Netherlands as it stands as the date hereof, which tax law may be changed at any time with retroactive effect. Terms and expressions as used under the headings "Taxation -- United States Taxation -- Credit of Foreign Taxes Withheld" and "Taxation -- Netherlands Taxation" in the Registration Statement have the meaning attributed to the equivalent Dutch language terms and expressions under the law of The Netherlands. This opinion will be governed by and construed in accordance with Netherlands law. No opinion is expressed on any matters other than those specifically referred to herein.

We hereby consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our corporation (PricewaterhouseCoopers N.V.) herein.

Yours sincerely,
PricewaterhouseCoopers N.V.


R.M.Th. de Cuba                                              W.M.M. van der Beek




James Hardie N.V.                                                            (2)